Exhibit 3.1


Document Processing Fee                          Colorado Secretary of State
 If document is on paper:           $125.00      Date and Time: 05/03/2005
 If document is filed                            10:42 AM Entity Id: 20051178691
 electronically:                                 Document number: 20051178691
Fees are subject to change.
Instructions for completing this fonn
  are available, visit www.sos.state.co.us.
                       --------------------
For electromc filing and to obtain
 copies of filed documents visit
  www.sos.state.co.us.
  --------------------
Deliver paper docwnents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.


                                                 ABOVE SPACE FOR OFFICE USE ONLY

                            ARTICLES OF INCORPORATION
                 filed pursuant to Section 7-90-301, et seq. and
           Section 7-102-102 of the Colorado Revised Statutes (C.R.S)

1. Entity name:         Kurrant Food Enterprises, Inc.
                        -------------------------------------------------------
                        (The name of the corporation must contain the term or
                         abbreviation "corporation", "incorporated", "company", "limited", "corp.", "inc.", or "ltd"; If the corporation is a professional corporation, it must contain the item or abbreviation "proffesional corporation", "p.c.", or "pc" Section 7-90-601, C.R.S.)

2. Use of Restricted    ___ "bank" or "trust" or any derivative thereof
   Words (If any of
   these terms are      ___ "credit union"    ___ "savings and loan"
   contained in an
   entity name, true    ___ "insurance", "casualty", "mutual", or "surety"
   name of an entity,
   trade name or
   trademark stated
   in this document,
   make the applicable
   selection):

3. Principal office     3029 S. Cherry Way
   street address:      --------------------------------------------------------
                                (Street name and number)

                        --------------------------------------------------------

                        Denver                          CO      80222
                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)

                                                   United States
                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)

4. Principal office
   mailing address:     --------------------------------------------------------
   (If different                    (Street name and number)
   from above):
                        --------------------------------------------------------


                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)


                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)

5. Registered agent:
   (if an individual):  ---------------- ----------------- ------------ --------
                             (Last)             (First)       (Middle)  (Suffix)

   (if a business
    organizaiton):
                        Corporate Filing Corp.
                        --------------------------------------------------------

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent
   street address:      8400 East Prentice Avenue
                        --------------------------------------------------------
                                (Street name and number)

                        Penthouse Suite
                        --------------------------------------------------------

                        Greenwood Village              CO        80111
                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)


8. Registered agent
   mailing address:    --------------------------------------------------------
   (If different             (Street name and number or PO Box information)
   from above):
                        --------------------------------------------------------


                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)


                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)

9. If the
   corporation's
   period of            ------------------
   duration is less     (mm/dd/yyyy)
   than perpetual,
   state the date on
   which the period
   of duration
   expires:

10. (OPTIONAL)
    Delayed             ------------------
    Effective Date:     (mm/dd/yyyy)

11. Name(s) and
    address(es) of
    incorporator(s):        Wagner            David
   (if an individual):  ---------------- ----------------- ------------ --------
                             (Last)             (First)       (Middle)  (Suffix)

   (if a business
    organization):
                        8400 East Prentice Avenue
                        --------------------------------------------------------
                             (Street name and number or PO Box information)

                        Penthouse Suite
                        --------------------------------------------------------

                        Greenwood Village              CO        80111
                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)

                                                   United States
                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)



   (if an individual):  ---------------- ----------------- ------------ --------
                             (Last)             (First)       (Middle)  (Suffix)

   (if a business
    organization):

                        --------------------------------------------------------
                             (Street name and number or PO Box information)


                        --------------------------------------------------------


                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)

                                                   United States
                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)


   (if an individual):  ---------------- ----------------- ------------ --------
                             (Last)             (First)       (Middle)  (Suffix)
   (if a business
    organization):

                        --------------------------------------------------------
                             (Street name and number or PO Box information)


                        --------------------------------------------------------


                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)

                                                   United States
                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)

    (If there are more than three incorporators, mark this box [ ] and include an attachment stating the true names and mailing addresses of all additional incorporators.)

12. The corporation is authorized to issue 50,000,000 shares of common stock.
                                           ----------
                                           (number)

    (Additional classes of capital stock may be authorized information regardig the corporation's stock may be stated, mark this box [X] and include an attachment stating the additional information.

13. Additional information may be included pursuant to section 7-102-102, C.R.S. and other organic statutes such as title 12, CR.S. H applicable, mark this box ~ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and
    address(es) of
    individual(s)
    causing the
    document to be         Wagner            David
    delivered for       ---------------- ----------------- ------------ --------
    filing:                  (Last)             (First)       (Middle)  (Suffix)

                        8400 East Prentice Avenue
                        --------------------------------------------------------
                             (Street name and number or PO Box information)

                        Penthouse Suite
                        --------------------------------------------------------

                        Greenwood Village              CO        80111
                        ---------------------------   -----   ------------------
                                (City)               (State)      (Zip Code)

                                                   United States
                        ------------------         ------------------
                        (Province-if applicable)   (Country-if not US)


        (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this { } and include as attachment stating the name and address of such individuals.)


Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:
This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document. No such paper document was filed. Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments


Attachment 1
Additional Provisions

                                    ARTICLE I

                                  Incorporation

     This attachment is incorporated into the foregoing Articles of Incorporation.

                                   ARTICLE II

                                Authorized Shares

     Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) Common Shares of one class, with unlimited voting rights, all with a par value of $0.001 per share and One Million (1,000,000) Preferred Shares, all with a par value of $0.10 per share, to have such classes and preferences as the Board of Directors may determine from time to time.

     Section 2: Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

                                   ARTICLE III

                                Preemptive Rights

     The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unissued shares or treasury shares of the capital stock of this Corporation, or securities convertible into shares of capital stock or carrying capital purchase warrants or privileges.

                                   ARTICLE IV

                                Cumulative Voting

     Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

                                    ARTICLE V

                        Provisions for Regulation of the
                           Internal Corporate Affairs

     The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     Section 1: Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal, from time to time, such Bylaws as it deems proper for the management of the affairs of the Corporation, according to these Articles and the laws in such cases made and provided.

     Section 2: Executive Committee. The Bylaws may provide for designation by the Board of Directors of an Executive Committee and one or more other committees, the personnel and authority of which and the other provisions relating to which shall be as may be set forth in the Bylaws.

     Section 3: Place of Meetings. Both Stockholders' and Directors' meetings may be held either within or without the State of Colorado, as may be provided in the Bylaws.

     Section 4: Compensation to Directors. The Board of Directors is authorized to make provisions for reasonable compensation to its members for their services as Directors. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

     Section 5: Conflicts of Interest. No transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated solely by: (a) the fact that any one or more of the Directors or Officers of this Corporation is interested in or is a director or officer of another corporation; or (b) the fact that any Director or Officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

     Section 6: Registered Owner of Stock. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, on the part of any other person, including, but not limited to, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled to: (a) receive notice of the meetings of the Shareholders; (b) vote at such meetings; (c) examine a list of the Shareholders; (d) be paid dividends or other sums payable to Shareholders, or (e) own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

     Section 7: Conduct of Business. The Corporation may conduct part or all of its business, not only in the State of Colorado, but also in every other state of the United States and the District of Columbia, and in any territory, district and possession of the United States, and in any foreign country, and the Corporation may qualify to do business in any of such locations and appoint an agent for service of process therein. The Corporation may hold, purchase, mortgage, lease and convey real and personal property in any of such locations. Part or all of the business of the Corporation may be carried on beyond the limits of the State of Colorado, and the Corporation may have one or more offices out of the State of Colorado.

     Section 8: Action of the Shareholders. To the fullest extent now or hereafter permitted by the Colorado Business Corporation Act, the vote or consent of a majority of the issued and outstanding shares of the Corporation entitled to vote on such matter shall be sufficient to approve any matter requiring shareholder action, including, but not limited to, the right from time to time, to amend, alter or repeal, or add any provisions to, the Corporation's Articles of Incorporation. Shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take at an action at any meeting at which the requisite number of shares entitled to vote thereon were present and voted may consent, in lieu of a meeting, to such action in writing in accordance with the procedures of the Colorado Business Corporation Act, as then currently in place from time to time.

     Section 9: Quorum For Voting. A quorum of Shareholders for any matter to come before any meeting of Shareholders of the Corporation shall consist of one-third of the issued and outstanding shares entitled to vote on the matter, except where a greater number is specifically required by the provisions of the Colorado Business Corporation Act, as then currently in place from time to time.

     Section 10: Restrictions on Stock. The Directors shall have the right, from time to time, to impose restrictions or to enter into agreements on behalf of the Corporation imposing restrictions on the transfer of all or a portion of the Corporation's shares, provided that no restrictions shall be imposed on the transfer of shares outstanding at the time the restrictions are adopted unless the holder of such shares consents to the restrictions.

     Section 11: Indemnification of Directors. A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

     Section 12: Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to, attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.